Exhibit 99.2


Kelly

Q3 2025

November 6, 2025

Kelly



Presentation Disclosures

Safe Harbor Statement

This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly's financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers' compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business's anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Measures

Management believes that the non-GAAP (U.S. Generally Accepted Accounting Principles) information excluding the 2025 goodwill impairment charge, the 2025 valuation allowance, the 2025 and 2024 integration and realignment costs, the 2025 and 2024 transaction costs, the 2025 executive transition costs, the 2025 gain on the sale of our EMEA staffing operations, the 2024 restructuring charges and the 2024 loss on sale of assets, are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.


9.174

Financials

Third-Quarter 2025 Takeaways



Revenue decline in the quarter reflects growth in more resilient markets and the Education segment, offset by discrete impacts in the ETM and SET segments

- Revenue down 9.9%, down 2.0%[1] excluding the discrete impacts of U.S. federal government in the SET and ETM segments and three large customers in ETM
- Demand trends consistent with prior quarter for ETM staffing and SET (excluding government)

Profitability reflects revenue and gross profit pressure, partially offset by notable SG&A decreases

- Gross profit rate of 20.8%, down 60 bps primarily from increased employee-related costs
- SG&A down 11.2% (9.7%[2] adjusted) reflecting significant progress on cost optimization efforts
- Q3 Adjusted EBITDA margin of 1.8%[2], down 70 bps primarily reflecting the lower gross profit and timing of additional expense reductions relative to revenue declines

Driving structural and volume-related expense optimalizations

- Technology modernization initiative is on-track to reduce expenses associated with managing disparate and outdated systems and enable more rapid innovation within SET and ultimately across the enterprise
- Aligning resources with demand as the macroeconomic environment continues to evolve

Maintaining our focus on accelerating profitable growth

- Further enhancing how we go to market across ETM and SET by optimizing large enterprise customer share-of-wallet and integrating legacy acquisitions
- Continuing to focus inorganic strategy on developing a pipeline of high-quality acquisition targets primarily focused on higher growth and margin SET and Education assets

Refer to the last slide for footnotes.

Third-Quarter 2025 Financial Summary

	Actual Results	Change Increase/(Decrease) As Reported	Change Increase/(Decrease) As Adjusted[(2)]
Revenue	$935.0M	(9.9%)	(9.9%)
Gross Profit Rate	20.8%	(60) bps	(60) bps
Loss from Operations	($102.1M)	NM	(63.0%)
Diluted Loss per Share	($4.26)	($4.28)	($0.03)
Adjusted EBITDA	$16.5M		36.7%
Adjusted EBITDA Margin	1.8%		(70) bps

Refer to the last slide for footnotes.

Third-Quarter 2025 EPS Summary

$ in millions except per share data

	2025		2024	
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	($150.1)	($4.26)	$0.8	$0.02
Goodwill impairment charge, net of taxes[(3)]	83.6	2.37	–	–
Valuation allowance on deferred tax assets[(4)]	69.7	1.98	–	–
Integration and realignment costs, net of taxes[(5)]	2.6	0.08	4.5	0.12
Transaction costs, net of taxes[(6)]	0.3	0.01	2.4	0.06
Executive transition costs, net of taxes[(7)]	0.6	0.02	–	–
Gain on sale of EMEA staffing operations, net of taxes[(8)]	(0.2)	(0.01)	–	–
Adjusted net earnings	$6.5	$0.18	$7.7	$0.21

Refer to the last slide for footnotes.

Third-Quarter 2025 Revenue Trends

	Organic Q1[9]	Organic Q2[9]	Reported Q3
Total	0.2%	(3.3%)	(9.9%)
Excluding discrete impacts [1]	*2.7%*	*1.6%*	*(2.0%)*
Enterprise Talent Management[10]	(0.0%)	(5.1%)	(13.1%)
Excluding discrete impacts [1]	*3.6%*	*1.9%*	*(1.9%)*
Science, Engineering & Technology[10]	(7.2%)	(8.5%)	(9.0%)
Excluding discrete impacts [1]	*(4.0%)*	*(3.2%)*	*(3.5%)*
Education	6.3%	5.3%	0.9%

Refer to the last slide for footnotes.

Third-Quarter 2025 Gross Profit Rate


22.0%
21.5%
21.0%
20.5%
20.0%
19.5%
19.0%
18.5%
18.0%
21.4%
(50) bps
(10) bps
20.8%
Q3 2024 GP Rate
Employee-related costs
Business mix
Q3 2025 GP Rate

- GP rate decreased due to an increase in employee-related costs, and business mix changes driven by growth in Education and PPO, which generate lower gross margins than our higher margin outcome-based and staffing offerings

Third-Quarter 2025 SG&A



$ in millions
$250
$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$219
($20)
($3)
($3)
$1
$194
Q3 2024 SG&A
Operations
Integration & realignment costs (11)
Transaction costs
Executive transition costs
Q3 2025 SG&A

- Expenses in Operations decreased as a result of management's efforts to drive structural efficiencies and align resource levels with volume. Expenses declined in ETM and SET, partially offset by higher expenses in Education as revenue increased
- Integration and realignment costs related to the integration of MRP and other prior acquisitions, consolidation of operating segments and aligning processes and technology across the Company decreased as we continue to execute on initiatives
- Transaction costs decreased due to lower non-recurring costs related to the sale of our EMEA staffing operations and acquisition of MRP in the prior year
- Executive transition costs represent costs primarily associated with our CEO transition in the current year

Refer to the last slide for footnotes.

Third-Quarter 2025 Revenue and Gross Profit Mix

Revenue Mix(10)


EDU
15%
2025
ETM
52%
SET
33%


EDU
14%
2024
ETM
54%
SET
32%

Gross Profit Mix(10)


EDU
10%
2025
ETM
50%
SET
40%


EDU
9%
2024
ETM
52%
SET
39%

Third-Quarter 2025 Liquidity



$ in millions
$400
$300
$200
$100
$0
-$100
-$200
-$300
-$400
$159
$33
$126
$228
$46
$154
$39
$115
$239
$46
$301
$18
$283
$74
$43
$269
$30
$239
$118
$43
Q3 2024
Q4 2024
Q2 2025
Q3 2025
Cash
Unused Borrowing Capacity
SBLC
Borrowings

- Combined borrowing capacity of $400 million on our U.S. revolving credit ($150 million) and securitization ($250 million) facilities
- Borrowings are amounts outstanding on our U.S. credit facilities following the MRP acquisition in Q2 2024
- Q3 2025 reflects a net paydown of debt versus the prior year periods utilizing operating cash generated in 2025 from favorable working capital. Net increase in debt from Q2 2025 reflects seasonal working capital needs primarily in the Education business with the start of the school year
- Standby letters of credit ("SBLC") represent amounts outstanding related to workers' compensation

Outlook

Our Q4 2025 Outlook assumes no material change in the macroeconomic or industry dynamics relative to Q3, and a positive resolution to the current federal government shutdown during the quarter.

Through our ongoing focus on efficiency and effectiveness, we are well prepared to navigate the evolving macroeconomic environment and capitalize when demand rebounds.

Fourth Quarter 2025:

- ***Revenue*** – expect total Company year-over-year revenue decline of 12% to 14%
  - Includes approximately 8.0% of reduced demand for federal contractors and from discrete large customers in the ETM segment
  - Excluding these impacts, expect underlying revenue decline of 4% to 6% year-over-year, which is increased relative to Q3 due to strong growth in Q4 2024 and includes a modest impact related to the government shutdown
- ***Adjusted EBITDA margin*** – expect approximately 3%, down 70 bps year-over-year, consistent with Q3 2025
  - Q4 adjusted EBITDA margin reflects a sequential increase of 120 bps from Q3, consistent with prior year, despite the relative revenue pressure

First Half of 2026:

- ***Revenue and margin*** – expect continued pressure for at least the next few quarters given the anticipated residual year-over-year impacts from reduced demand for federal contractors and discrete large customers in the ETM segment



Appendix

Third-Quarter 2025 Footnotes

1) Reflects the combined negative discrete impacts from reduced demand for U.S. federal government contractors in Science, Engineering & Technology ("SET") and Enterprise Talent Management ("ETM") and from three large private sector customers in ETM;
2) See Reconciliation of Non-GAAP Measures included in Form 8-K dated November 6, 2025;
3) Goodwill impairment charge of $102.0 million, $83.6 million net of tax or $2.37 per share in Q3 2025 related to reduced demand, integration of the Motion Recruitment Partners ("MRP") and Softworld acquisitions and realignment of reporting units in the SET segment;
4) Valuation allowance on deferred tax assets of $69.7 million or $1.98 per share in Q3 2025 was established against a portion of our work opportunity credit carryforwards due to cumulative losses in recent years;
5) Integration and realignment costs of $3.5 million, $2.6 million net of tax or $0.08 per share in Q3 2025 and $6.1 million, $4.5 million net of tax or $0.12 per share in Q3 2024 related to various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments and further aligning processes and technology across the Company; and include IT-related charges of $2.1 million and fees and other costs of $1.4 million in Q3 2025;
6) Transaction costs of $0.4 million, $0.3 million net of tax or $0.01 per share in Q3 2025 and $3.2 million, $2.4 million net of tax or $0.06 per share in Q3 2024 related to the sale of the EMEA staffing operations and the acquisition of MRP in 2024;
7) Executive transition costs of $0.8 million, $0.6 million net of tax or $0.02 per share related to non-recurring expenses associated with our CEO transition in 2025;
8) Gain on sale of EMEA staffing operations of $0.3 million, $0.2 million net of tax or $0.01 per share in Q3 2025 is the result of the remeasurement of the indemnification liability related to the sale;
9) Organic excludes the 2025 results of MRP, which was acquired as of May 31, 2024 and was included in the reported results of operations in SET, from the date of acquisition and a portion in ETM starting in 2025, and the 2025 results of Children's Therapy Center ("CTC"), which was acquired as of November 13, 2024 and was included in the reported results of operations in Education, from the date of acquisition;
10) The Company combined its former P&I and OCG segments into the ETM segment in Q1 2025. The Company also realigned certain customers as well as MRP's Sevenstep business from the SET segment to the ETM segment to support our integrated strategy and the broader integration of MRP. The 2024 ETM and SET segment information has been recast to conform to the new structure;
11) Integration and realignment costs in Q3 2025 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments and further aligning processes and technology across the Company, and include IT-related charges of $2.1 million and fees and other costs of $1.4 million.